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                                                               EXHIBIT 99(a)(6)
                                                        ILM SENIOR LIVING, INC.

                               REDWOOD INVESTORS, LLC


August 12, 1998

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                                 OFFER TO PURCHASE
                           ILM SENIOR LIVING, INC. SHARES
                                        FOR
                                $7.00 CASH PER SHARE
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                     REDWOOD IS NOT AN AFFILIATE OF THE COMPANY

Redwood Investors, LLC ("Redwood") does hereby offer to Purchase your shares of common stock $.01 par value ("Shares") in ILM Senior Living, Inc. (the "Company") subject to the terms and conditions in the Offer to Purchase and the Agreement of Sale (which together constitute the "Offer") and which are enclosed with this letter. IT IS IMPORTANT THAT YOU TAKE SOME TIME TO READ CAREFULLY THE ENCLOSED OFFER AND OTHER ACCOMPANYING MATERIALS IN ORDER TO EVALUATE THE OFFER BEING MADE BY THE PURCHASER.

SPECIAL FACTORS
     Before selling your Shares to Redwood, please consider the Special Factors set forth on page 1 "Introduction" of the Offer.

PURCHASE PRICE-ILLIQUID MARKET
     When you consider that there is no active market where the Company's Shares are traded, but only an illiquid market (which is essentially nothing more than a "matching service" that attempts to bring buyers and sellers together), the cost of selling commissions, payment of the transfer fee, your annual cost of tax reporting, and the cost of a trustee if Shares are held in an IRA or pension plan, the sale of your Shares to Redwood may be a good choice for you.

RESTRUCTURING ALTERNATIVES
     In its Form 10-K Annual Report filed with the Securities and Exchange Commission for the period ending August 31, 1997, the Company disclosed that it is "continuing to review various restructuring alternatives that could further increase shareholder value and liquidity." WHEN YOU CONSIDER HOW LONG THIS REVIEW AND RESTRUCTURING HAS BEEN CONTINUING, RECEIVING CASH FOR YOUR SHARES NOW MAY BE A BETTER ALTERNATIVE FOR YOU.

CASH PAYMENT OF THE PURCHASE AMOUNT
     A cash payment for your Shares will be made to you following the Expiration Date and within 5 business days of written notice that Redwood has been admitted as a Shareholder of record.

     AN AGREEMENT OF SALE IS ENCLOSED WHICH YOU MUST PROPERLY COMPLETE AND DULY
         EXECUTE IN ACCORDANCE WITH THE INSTRUCTIONS AND RETURN TO REDWOOD.

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            1650 HOTEL CIRCLE NORTH, SITE 200 - SAN DIEGO, CA 92108
                    (800) 891-4105 - FACSIMILE (619) 686-2056

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                                                         ILM SENIOR LIVING, INC.

NO SELLING COMMISSION WHEN SELLING TO REDWOOD
     Shares sold in the informal market "matching service" usually require payment of a selling commission of the greater of $200 or an average of 6 percent. If you sell to Redwood, you will NOT pay any selling commission.

NO TRANSFER FEE
     Redwood will be responsible for paying the $50 transfer fee.

THE OFFER IS FOR 75,000 SHARES, REPRESENTING APPROXIMATELY 1 PERCENT OF THE SHARES OUTSTANDING AS OF THE DATE OF THE OFFER. THE OFFER TO PURCHASE IS NOT CONDITIONED UPON THE VALID TENDER OF ANY MINIMUM NUMBER OF SHARES. IF MORE THAN 75,000 SHARES ARE VALIDLY TENDERED TO REDWOOD, WE WILL ACCEPT UP TO 75,000 SHARES, ON A PRO RATA BASIS, SUBJECT TO THE TERMS AND CONDITIONS IN THE OFFER. YOU MAY TENDER ANY OR ALL SHARES WHICH YOU OWN.

If you wish to sell some or all of your Shares, all you need to do is complete the Agreement of Sale and return it to Redwood in the pre-addressed return envelope.

This Offer will expire at 12:00 midnight, Pacific Time, on AUGUST 28, 1998 unless extended.

For questions or assistance in completing the Agreement of Sale, please call Arlen Capital at (800) 891-4105.

                                                      REDWOOD INVESTORS, LLC

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                                                         ILM SENIOR LIVING, INC.

                                 AGREEMENT OF SALE

The undersigned Shareholder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Redwood Investors, LLC, a Delaware limited liability company ("Redwood" or the "Purchaser"), all of the Seller's right, title and interest in shares of common stock $.01 par value ("Shares") in ILM Senior Living, Inc. (the "Company") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer dated May 26, 1998 (the "Offer") for a purchase price of $7.00 per Share, less the amount of any dividends or other distributions declared or paid from any source by the Company with respect to the Shares after May 1, 1998 without regard to the record date or whether such dividends or other distributions are classified as a return on, or a return of, capital. Included in the definition of "Shares" are any and all rights associated with Seller's Shares, including, without limitation, any rights of such Seller in any proceeds from the settlement after May 1, 1998, of any class action lawsuit by the Shareholders of the Company, which lawsuit relates to the Company. Cash payment will be made after the Expiration Date and within 5 business days of written confirmation that Redwood has been admitted as a Shareholder of record for the Shares being purchased.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Shares and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Shares, and that when any such Shares are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Shares.

Such Sale shall include, without limitation, all rights in, and claims to, any Company profits and losses, cash dividends or other distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Shares under the Articles of Incorporation and Bylaws. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash dividends or other distributions and otherwise exercise all rights of beneficial ownership of such Shares.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Shares with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Shares on the books of the Company that are maintained with respect to the Shares and on the Company's books maintained by the Company, or amend the books and records of the Company as necessary or appropriate for the Purchaser to become the Shareholder of record with respect to Seller's Shares, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Shares, (iii) deliver the Shares and transfer ownership of the Shares on the books of the Company that are maintained with respect to the Shares and on the Company's books, maintained by the Company,
(iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Company for any period on or after May 1, 1998, which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all benefits and dividends or other distributions and amend the books and records of the Company, including Seller's address and record, to direct dividends or other distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Shares. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

Seller and Purchaser do hereby release and discharge the Company and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Company to be necessary or desirable to complete the assignment, transfer and purchase of such Shares. Redwood reserves the right to amend or extend the offer at any time without further notice to the Shareholders.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.

The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Shares set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Shares to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the Company that the Seller desires to have Purchaser become the Shareholder of record as to the Shares referenced herein and hereby directs the Company to take all such actions as are necessary to accomplish such transfer, and appoints the Company the agent and attorney-in-fact of the Shareholder, to execute, swear to, acknowledge and file any document or amend the books and records of the Company as necessary or appropriate for the Purchaser to becom the Shareholder of record.

                                                         ILM SENIOR LIVING, INC.


IN WITNESS WHEREOF the Shareholder has executed, or caused its Authorized Signatory to execute, this Agreement.

Print Name of Shareholder
(as it appears on the investment)______________________________________________

Print Name and Capacity of Authorized Signatory (if other than above)__________


__________________________________           __________________________________
Seller's Signature                           Joint Seller's Signature
MEDALLION GUARANTEE                          MEDALLION GUARANTEE
(Medallion Guarantee for each Seller's       (Medallion Guarantee for each
signature)                                   Seller's signature)


__________ Home Telephone Number         --------------------------------------

__________ Office Telephone Number           ---- FOR INTERNAL USE ONLY ----

__________ Mailing Address               ACCEPTED:
                                         REDWOOD INVESTORS, LLC
__________ City, State, Zip Code         By: Its Manager, Arlen Capital, LLC

__________ State of Residence            By:_________________________________

__________ Social Security/Tax ID No.    ---------------------------------------

                                   You must mail executed original and all Share
                                   certificates, if any, to Purchaser:
__________ Date                    Redwood Investors, LLC
                                   1650 Hotel Circle North, Suite 200
  $7.00    Sales Price per Share   San Diego, California 92108
__________

      ____ Number of Shares to be sold
           OR
       / / Check here if you wish to sell ALL your Shares

           Please call us at (800) 891-4105 if you have any questions regarding the sale of your Shares.

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                     INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

All signatures must be Medallion Guaranteed
BENEFICIAL OWNER OF RECORD SHOULD:
1. Complete and Sign Agreement.
2. Have your signature Medallion Guaranteed by your Bank or Broker.
3. Indicate Number of Shares Owned and/or To Be Sold.
4. Return Agreement in Envelope Provided.

JOINT OWNERSHIP
Please have all owners of record sign Agreement, and separately Medallion Guarantee each signature.

IRA/KEOGH
1. Beneficial owner must sign Agreement.
2. Provide Custodian information. (i.e. Name, Company Name, Address, Phone No. and Account No.)
3. Redwood will obtain the Medallion Guarantee of Custodian Signature.

DEATH
If any owner is deceased, please enclose a certified copy of Death Certificate. If Ownership is OTHER than Joint Tenants
With Right of Survivorship, please provide Letter of Testamentary or Administration current within 60 days showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).

CORPORATION
Corporate resolution required showing authorized signatory.

TRUST, PROFIT SHARING OR PENSION PLAN
Please provide title, signature, and other applicable pages of Trust Agreement showing authorized signatory.
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